Exhibit 10.19.11

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 14, 2005 (this “Amendment”), in respect of the Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among THE DOE RUN RESOURCES CORPORATION, a New York corporation (the the “Borrower”), the financial institutions from time to time parties thereto (the “Lenders”), and THE RENCO GROUP, INC., a New York corporation, as agent for the Lenders (in such capacity, the “Agent”).

WHEREAS, the parties hereto desire to amend the Existing Credit Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Defined Terms. Unless otherwise defined herein, terms defined in the Existing Credit Agreement are used herein as therein defined.

2.                                       Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:

(a)                                  Section 1 of the Existing Credit Agreement is hereby amended by deleting the definition of “Applicable Rate” and substituting the following in lieu thereof:

“‘Applicable Rate’ means:

(a)                                  on any date prior to the Maturity Date on which no Event of Default exists, 11¼%; and

(b)                                 on any date on which any Event of Default exists or which is on or after the Maturity Date, 13¼%.”

(b)                                 Section 1 of the Existing Credit Agreement is hereby amended by adding the following definition in alphabetical order:

“‘Third Amendment Effective Date’: the “Effective Date” as defined under Section 5 of the Third Amendment, dated as of October 14, 2005, to the Credit Agreement.”

(c)                                  Section 1 of the Existing Credit Agreement is hereby amended by deleting the definition of “Maturity Date” and substituting the following in lieu thereof:

“‘Maturity Date’: November 22, 2005, provided that if the Company shall have paid at least $7,500,000 of principal, interest, premium and fees (other than the management fee described in Section 6.9.2.) owing under the Credit Agreement prior to October 31, 2005, the Maturity Date shall be November 30, 2005.”

(d)                                 The following Section 4.1.1. is hereby added following Section 4.1 of the Existing Credit Agreement:

“4.1.1. Notwithstanding the foregoing, (i) on October 31, 2005, the Company will pay to the Agent an amount equal to all accrued and unpaid premium, interest and fees (including, without limitation, the anniversary fee described in Section 3.3.2. as well as the management fee described in Section 6.9.2.) that is then due and payable and (ii) at all times from and including October 31, 2005 through the Maturity Date, the Company will pay to the Agent the maximum amount of outstanding principal on the Loan plus accrued and unpaid interest in respect of such principal amount of the Loan permitted to be repaid pursuant to Section 7.3(m)(vi)(C) of the Congress/CIT Loan and Security Agreement, and in any event in an amount sufficient such that no payment would be required to be made upon any exercise of the Put Option (as defined in the Warrant Agreement) so long as any amount of the Loan remains unpaid. The Company shall use its best efforts to manage its affairs so as to repay the Term Loan as promptly as possible and in accordance with clause (ii) above. Furthermore, the Company will provide to the Agent on a daily basis an accounting in reasonable detail of the Borrowing Base and the Excess Availability (each as defined in the Congress/CIT Loan and Security Agreement, but in the case of Excess Availability calculated without reference to clauses (a)(ii)(C) or (b)(ii)(C) of the definition of Excess Availability in the Congress/CIT Loan and Security Agreement).”

(e)                                  Section 6.5.7 of the Existing Credit Agreement is hereby amended by deleting from the table set forth therein the amount for the fiscal year ending October 31, 2005 and inserting “$36,500,000” in lieu thereof.

(f)                                    The following paragraph is hereby added to Section 6.9 following Section 6.9.10 of the Existing Credit Agreement:

“Notwithstanding the foregoing, if at least $7,500,000 of principal, interest, premium and fees (other than the management fee described in Section

6.9.2.) owing under the Credit Agreement has not been repaid by October 31, 2005, then from and after the Third Amendment Effective Date until the Loan and all accrued and unpaid interest, premium and fees and other Credit Obligations are repaid in full, neither the Company nor any of it Subsidiaries shall make any Distribution or other payment in respect of any management bonuses, profit-sharing arrangements or Net Worth Appreciation Agreements, to the extent payable to any employee that is a party to any employment agreement with the Company or any of its Subsidiaries.”

3.                                       Representations and Covenants. (a) To induce the Agent and the Lenders to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on even date herewith, and further represents and warrants that (i) no material adverse change has occurred in the financial condition or business prospects of the Borrower since the date of the last financial statements delivered to the Agent and the Lenders, (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and (iii) the Borrower is fully authorized to enter into this Amendment.

(b) The Borrower, the Agent and the Lender each agrees that if the Loan is not repaid in full: (i) on or prior to November 8, 2005, the Borrower shall pay a fee to the Agent in the amount of $25,000 on November 8, 2005, (ii) on or prior to November 15, 2005, the Borrower shall pay an additional fee to the Agent in the amount of $50,000 on November 15, 2005, and (iii) on or prior to November 22, 2005, the Borrower shall pay an additional fee to the Agent in the amount of $100,000 on November 22, 2005; provided that, if the Borrower, Agent and Lender shall within ten (10) Business Days following the date of this Amendment jointly determine in good faith that the amounts of such fees are in excess of the amounts which would be payable in accordance with current market practice for similar transactions, then the amounts of such fees shall be reduced to such amount consistent with such market practice; and provided, further, that if the Maturity Date shall have been extended in accordance with the proviso to the definition of “Maturity Date” (as amended in accordance with this Amendment), then the amount of such fees described above in this Section 3(b) shall be reduced by 50% and the fees payable pursuant to subclause (iii) hereof shall be payable instead on November 30, 2005. Such fees may be waived at the sole discretion of the Agent.

4.                                       Consent and Waiver. Notwithstanding anything in the Credit Agreement to the contrary, the Required Lenders hereby

(a)                                  waive compliance with Section 6.5.7. of the Existing Credit Agreement for the portion of the fiscal year ended October 31, 2005 prior to the Effective Date; and

(b)                                 waive compliance with 6.4.4(a) of the Existing Credit Agreement with respect to the time of the delivery of the annual budget for the Company’s fiscal year ended October 31, 2006; provided, however, that this waiver is given on the condition that such annual budget be delivered by the Company no later than November 15, 2005.

5.                                       Conditions Precedent. This Amendment shall become effective on the first date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a)                                  Fees and Expenses. The Agent and the Lenders shall have received payment of any fees or expenses owed to them by the Borrower as of the Effective Date,

(b)                                 Delivered Documents. On the Effective Date, the Agent shall have received executed originals of:

(i)                                     this Amendment, executed by a duly authorized officer of each of the Borrower and the Required Lenders;

(ii)                                  an endorsement to the Note, substantially in the form of Exhibit A to this Amendment; and

(iii)                               such other documents or certificates as the Agent or counsel to the Agent may reasonably request.

(c)                                  Congress / CIT Amendment. Amendment No. 3, dated as of October 14, 2005, to the Congress / CIT Loan and Security Agreement shall have been, or shall concurrently be, executed and delivered in form and substance satisfactory to the Agent and the conditions precedent to the effectiveness thereof shall have been, or shall concurrently be, satisfied or waived.

(d)                                 No Default. On the Effective Date after giving effect to this Amendment, the Borrower shall be in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement and the other Credit Documents on its part to be observed and no Event of Default shall have occurred and be continuing.

6.                                       Miscellaneous.

(a)                                  Limited Effect. Except as expressly consented to hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms, without any consent, amendment, waiver or modification of any provision thereof; provided, however, that upon the Effective Date, all references herein and therein to the “Credit Documents” shall be deemed to include, in any event, the Existing Credit Agreement, this Amendment, and all other documents delivered to the Agent or any Lender in connection therewith. Each reference to the

Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended hereby.

(b)                                 Severability. In case any of the provisions of this Amendment shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)                                  Execution in Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, telecopier or Portable Document Format (PDF) shall be effective as delivery of an originally executed counterpart of this Amendment.

(d)                                 Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York; provided, however, that the Agent and the Lenders shall retain all rights under federal law.

(e)                                  Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Borrower, the Agent, the Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Amendment or any of the other Credit Documents.

(f)                                    COMPLETE AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER WRITTEN AGREEMENTS ENTERED INTO AMONG THE PARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

THE DOE RUN RESOURCES
CORPORATION

By:	/s/ David Chaput
Name:	David Chaput
Title:	V.P Finance, Treasurer & CFO

the Borrower’s Address:
The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, Missouri 63146
Telecopy: (314) 453-7178

AGENT AND LENDER:

THE RENCO GROUP, INC., as Agent
and Lender

By:	/s/ Roger L. Fay
Name:	Roger L. Fay
Title:	Vice President - Finance

The Renco Group, Inc.
30 Rockefeller Plaza
New York, New York 10112
Telecopy: (212) 541-6197